June 21, 2024

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Board Members:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1462 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after the Registration Statement is effective for purposes of applicable federal and state securities laws, the shares of the series listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

We hereby give you our permission to file this opinion with the U.S. Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1462 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Tactical Core Fixed Income ETF
3.	Agility Shares Put Write Enhance Equity ETF
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris Futures Evolution Fund
6.	Altegris/Crabel Multi-Strategy Fund
7.	Astor Dynamic Allocation Fund
8.	Astor Sector Allocation Fund
9.	Athena Behavioral Tactical Fund
10.	Biondo Focus Fund
11.	BTS Enhanced Equity Income Fund
12.	BTS Tactical Fixed Income Fund
13.	BTS Managed Income Fund
14.	Changing Parameters Fund
15.	Deer Park Total Return Credit Fund
16.	Donoghue Forlines Dividend Fund
17.	Donoghue Forlines Risk Managed Income Fund
18.	Donoghue Forlines Tactical Allocation
19.	Donoghue Forlines Tactical Income Fund
20.	Donoghue Forlines Momentum Fund
21.	Eagle Energy Infrastructure Fund
22.	Grant Park Multi-Alternative Strategies Fund
23.	Ladenburg Income Fund
24.	Ladenburg Income & Growth Fund
25.	Ladenburg Growth & Income Fund
26.	Ladenburg Growth Fund
27.	Ladenburg Aggressive Growth Fund
28.	Navigator Ultra Short Bond Fund
29.	Navigator Tactical Fixed Income Fund
30.	Navigator Tactical U.S. Allocation Fund
31.	Navigator Investment Grade Bond Fund
32.	PFG PIMCO Active Core Bond Strategy Fund
33.	PFG American Funds Growth Strategy Fund
34.	PFG American Funds Conservative Income Strategy Fund
35.	PFG BNY Mellon Diversifier Strategy Fund
36.	PFG BR Target Allocation Equity Strategy Fund
37.	PFG Fidelity Institutional AM Equity Index Strategy Fund

38.	PFG Fidelity Institutional AM Equity Sector Strategy Fund
39.	PFG JP Morgan Tactical Aggressive Strategy Fund
40.	PFG JP Morgan Tactical Moderate Strategy Fund
41.	PFG Meeder Tactical Strategy Fund
42.	PFG MFS Aggressive Growth Strategy Fund
43.	PFG Tactical Income Strategy Fund
44.	PFG Fidelity Institutional AM Core Plus Bond Strategy Fund
45.	PFG Janus Henderson Balanced Strategy Fund
46.	PFG Invesco Equity Factor Rotation Strategy Fund
47.	PFG Global Equity Index Strategy Fund
48.	PFG U.S. Equity Index Strategy Fund
49.	Princeton Adaptive Premium Fund
50.	Princeton Premium Fund
51.	Sierra Tactical All Asset Fund
52.	Sierra Tactical Core Income Fund
53.	Sierra Tactical Core Growth Fund
54.	Sierra Tactical Bond Fund
55.	Sierra Tactical Municipal Fund
56.	Sierra Tactical Risk Spectrum 30 Fund
57.	Sierra Tactical Risk Spectrum 50 Fund
58.	Sierra Tactical Risk Spectrum 70 Fund
59.	Toews Agility Shares Dynamic Tactical Income ETF
60.	Toews Agility Shares Managed Risk Equity ETF
61.	Toews Hedged U.S. Fund
62.	Toews Hedged Oceana Fund
63.	Toews Hedged U.S. Opportunity Fund
64.	Toews Tactical Defensive Alpha Fund
65.	Toews Tactical Income Fund
66.	Toews Unconstrained Income Fund
67.	TransWestern Institutional Short Duration Government Bond Fund